
apei
AMERICAN PUBLIC EDUCATION, INC.
December 2015
TICKER: APEI
EXCHANGE: NASDAQ

American Public Education, Inc. (NASDAQ: APEI) is a leading education services provider founded to prepare adult learners for service and leadership in a diverse global economy. APEI offers respected, innovative and affordable educational programs and services to students, universities and partner organizations through wholly owned subsidiaries: American Public University System (APUS) and Hondros College of Nursing (HCON). Together these institutions serve more than 100,000 adult learners worldwide and offer approximately 100 degree programs in fields ranging from homeland security, military studies, intelligence, and criminal justice to technology, business administration, public health, nursing and liberal arts.

American Public University System is accredited by the Higher Learning Commission (HLC). Hondros College of Nursing is accredited by the Accrediting Council for Independent Colleges and Schools (ACICS). HLC and ACICS are accrediting agencies recognized by the U.S. Department of Education and the Council for Higher Education Accreditation.

APEI Strategy

Our strategy builds on the core strengths of quality, affordability and innovation, which have helped establish our reputation for leadership and innovation. Moving forward, our plan is to continue expanding our presence in military, public service and civilian communities primarily through building relationships and referrals.

As the higher education landscape changes, we intend to promote the success of our students through technological innovation, expand our program offerings, especially in high-demand fields, and actively pursue promising new frontiers in education through strategic partnerships, investments and acquisitions.

Revenue


2015 $327,910
2014 $350,020
2013 $329,479
2012 $313,516
2011 $260,377

Net Income Attributable to Common Stockholders


2015 $32,414
2014 $40,877
2013 $42,034
2012 $42,323
2011 $40,757

Net Cash Provided by Operating Activities


2015 $57,211
2014 $61,030
2013 $59,414
2012 $52,924
2011 $70,438

Total Assets


2015 $303,896
2014 $297,904
2013 $271,655
2012 $237,603
2011 $198,891

Contact: Chris Symanoskie, Vice President, Investor Relations 703-334-3880 or csymanoskie@apus.edu

APUS American Public University System

An online institution of higher learning serving the needs of military, public service and civilian communities through American Military University (AMU) and American Public University (APU).

Enrollment and Registrations

For the three months ended December 31,	2015	2014	% Change
Net Course Registrations by New Students	14,500	19,000	-24%
Net Course Registrations	92,300	101,800	-9%

For the twelve months ended December 31,	2015	2014	% Change
Net Course Registrations by New Students	58,700	73,100	-20%
Net Course Registrations	375,100	403,900	-7%

As of December 31,	2015	2014	% Change
Active Student Enrollement	96,000	111,000	-14%

APUS Net Course Registrations represent the approximate aggregate number of *courses* for which students remain enrolled after the date by which they may drop a course without financial penalty.

Registrations by Primary Funding Source

For the twelve months ended December 31, 2015



- 35% Department of Defense Tuition Assistance (TA)
- 32% Federal Student Aid (Title IV)
- 21% Veteran's Benefits (VA)
- 12% Cash & Other Sources

Tuition

Our total costs of combined tuition, books, and required fees are approximately 19% less for **undergraduate** and 38% less for **graduate** students than the average published in-state total costs at public institutions.[1]

Enrollment by Degree Level



- 63% Bachelors
- 20% Associates
- 17% Masters

Enrollment by School



- 27% Security & Global Studies
- 24% Business
- 22% Arts & Humanities
- 14% Science, Technology, Engineering & Math
- 9% Public Service & Health
- 4% Education

At-A-Glance

Avg. Age of Students: 33 years

Avg. Undergraduate Class Size: 19 students

Gender Ratio: 64% male/36% female

Avg. Courses Per Year: 3 Military/4 Civilian

Faculty: 410 Full-Time/1,800 Adjunct

Staff: 930 Full-Time/20 Part-Time

AMU & APU Graduates

60,000+ Alumni

45%+ of APUS undergraduate alumni return for second degree[2]

50%+ of APUS students referred by others

Hondros College of Nursing[3]

Serving the needs of nurses and the healthcare community through campus locations in Cincinnati, Cleveland, Columbus, and Dayton, Ohio.

Student Enrollment

As of December 31,	2015	2014	% Change
New Student Enrollment	530	590	-10%
Total Student Enrollment	1,520	1,470	3%

Student enrollment represents the approximate number of students enrolled in one or more courses after the date by which they may drop the course without financial penalty.

Approximate Cost (Tuition & Fees) of Degree Completion	
Licensed Practical Nurse	$19,065
Associate Degree in Nursing	$30,175
Bachelors Science of Nursing	$16,790

Enrollment by Program



- 51% Licensed Practical Nurse
- 33% Associate Degree in Nursing
- 17% Bachelors Science of Nursing

At-A-Glance

Avg. Age of Students: 30 years

Gender Ratio: 92% female/8% male

Faculty: 100 Full-Time/45 Part-Time

Staff: 80 Full-Time

Graduates

800+ Alumni

1. For additional details, visit www.amu.apus.edu/tuition-and-finance/tuition-and-fees/
2. Represents returning undergraduate students from 2012 conferrals.
3. National Education Seminars, Inc., which we refer to as Hondros College of Nursing, was acquired by APEI, effective November 1, 2013.